QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
 June 12, 2003

SOUNDVIEW TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-26225	13-3900397
(State or Other jurisdiction of	Commission File Number	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

1700 East Putnam Avenue, Old Greenwich, CT 06870
(Address of Principal Executive Offices)(Zip Code)

(203) 321-7000
(Registrant's Telephone Number, Including Area Code)

Item 5.    Other Events

        SoundView Technology Group, Inc. (the "Company") reported that its stockholders approved the Company's proposal to effect a one for five reverse stock split of the Company's common stock, par value $0.01 per share.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits
99.1	Press release issued by SoundView Technology Group, Inc. on June 12, 2003

Item 9.    Regulation FD Disclosure

        This current report on Form 8-K includes as an exhibit a press release, dated June 12, 2003, in which SoundView Technology Group, Inc. reported stockholders' approval of a one for five reverse stock split of the Company's common stock at its Annual Shareholders' Meeting.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2003	SoundView Technology Group, Inc.
	By:	/s/ GERARD P. MAUS Gerard P. Maus Chief Financial and Administrative Officer

3

QuickLinks

  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURE